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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We have issued our reports dated June 10, 1996, accompanying the consolidated financial statements of NexUS Healthcare Information Corporation and Subsidiaries and the accompanying schedule, and the financial statements of The Center for Healthcare Industry Performance Studies, included in this Registration Statement. We consent to the use of the aforementioned reports in this Registration Statement and the related Prospectus and to the use of our name as it appears under the caption "Experts."

                                          Grant Thornton LLP

June 20, 1996